                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED
                                   BY-LAWS OF
                           STREAM INTERNATIONAL INC.


                                   ARTICLE I

                                    Offices
                                    -------


     SECTION 1.1.  Registered Office.  The registered office of the corporation
                   -----------------
in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle and the name of its registered agent is The Corporation Trust Company.

     SECTION 1.2.  Other Offices.  The corporation may also have offices at such
                   -------------
other places both within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                            Meetings of Stockholders
                            ------------------------

     SECTION 2.1.  Annual Meeting.  The annual meeting of the stockholders shall
                   --------------
be held at 1:00 p.m. on the third Thursday in April in each year, if not a legal holiday, or, if a legal holiday, then on the next succeeding business day, or in any case on such other day as the Board of Directors shall designate, for the purpose of electing directors of each class for which the term expires on that date and for the transaction of such other business as properly be brought before the meeting. If the election of directors shall not be held on the day hereinbefore designated for the annual meeting, or at any adjournment thereof, the Board of Directors shall cause such election to be held at a special meeting of stockholders as soon thereafter as convenient.

     SECTION 2.2.  Special Meetings.  Except as otherwise prescribed by statute,
                   ----------------
special meetings of the stockholders for any purpose or purposes, may be called and the location thereof designated by the Chairman at the request in writing of
(i) a majority of the Board of Directors, or (ii) stockholders owning not less than a majority of the issued and outstanding shares of Class A Common Stock, Class BV Common Stock and Class BN Common Stock of the corporation. Such request shall state the purposes of the proposed meeting.

     SECTION 2.3.  Place of Meetings.  Each meeting of the stockholders for the
                   -----------------
election of directors shall be held at such place within or without the State of Delaware, as the Board of Directors shall designate as the place for such meeting.

Meetings of stockholders for any other purpose may be held at such place, within or without the State of Delaware and at such time as shall be determined pursuant to Section 2.2 and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     SECTION 2.4.  Notice of Meetings.  Written or printed notice stating the
                   ------------------
place and time of each annual or special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days nor more than sixty (60) days before the date of the meeting. (See also Articles IV and IX.)

     When a meeting is adjourned to another time or place, no notice of the adjourned meeting other than an announcement at the meeting need be given unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting after such adjournment.

     SECTION 2.5.  Quorum.  The holders of a majority of the stock of the
                   ------
corporation issued and outstanding and entitled to vote thereat present in person or represented by proxy, shall be requisite for, and shall constitute, a quorum at all meetings of the stockholders of the corporation for the transaction of business, except as otherwise provided by statute, the certificate of incorporation or these bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat present in person or represented by proxy shall have power to adjourn the meeting from time to time until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     SECTION 2.6.  Proxies.  At every meeting of the stockholders, each
                   -------
stockholder having the right to vote thereat shall be entitled to vote in person or by proxy. Such proxy shall be appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to such meeting, unless such proxy provides for a longer period; and it shall be filed with the Secretary of the corporation before, or at the time of, the meeting.

     SECTION 2.7.  Voting.  Unless the certificate of incorporation provides
                   ------
otherwise, at every meeting of stockholders, each stockholder shall be entitled to one (1) vote for each share of stock of the corporation entitled to vote thereat and registered in the name of such stockholder on the books of the corporation on the pertinent record date. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by provision of the statutes, the certificate of incorporation or these bylaws, a different vote is required, in which case such provision shall govern and control the decision of such question. If the certificate of incorporation provides for more or less than one vote for any share on any matter, every reference in these bylaws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

     SECTION 2.8.  Action Without Meeting.  Unless otherwise restricted by the
                   ----------------------
certificate of incorporation or these bylaws, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented thereto in writing. Such consent shall be filed with the minutes of the stockholders and shall have the same force and effect as a unanimous vote of stockholders.

     SECTION 2.9.  Treasury Stock.  Shares of its own stock belonging to the
                   --------------
corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by this corporation, shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares for the purpose of determining whether a quorum is present. Nothing in this section shall be construed to limit the right of this corporation to vote shares of its own stock held by it in a fiduciary capacity.


                                  ARTICLE III

                                   Directors
                                   ---------

     SECTION 3.1.  Number and Election.  As provided in the certificate of
                   -------------------
incorporation, the number of directors which will constitute the whole Board of Directors shall be eight, but such number may be increased at any time to not more than twelve by action of the Class A Directors. The Board of Directors shall be divided into three classes: not less than three nor more than seven Class A Directors; three Class B Directors; and two Class I Directors. Each Class A Director and each Class B Director shall be elected to serve until the next annual meeting of stockholders and the election or qualification of his successor or until his death or resignation or until he shall have been removed in the manner hereinafter provided. Each initial Class I Director shall serve until the third annual meeting of stockholders following his initial election, and thereafter each Class I Director shall be elected to serve until the next succeeding annual meeting of stockholders, and, in each case, the election and qualification of his successor or until his death or resignation or until he shall have been removed in the manner hereinafter provided. Directors need not be residents of the State of Delaware or stockholders of the corporation.

     SECTION 3.2.  Resignations and Vacancies.  Any director may resign at any
                   --------------------------
time by giving written notice to the Board of Directors, the Chairman or the Chief Executive Officer. Any such resignation shall take effect at the date of the receipt of such notice or at any time later specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If, at any time other than the annual meeting of the stockholders, any vacancy occurs in the Board of Directors caused by resignation, death, retirement, disqualification or removal from office of any director or otherwise, or any new directorship is created by an increase in the authorized number of directors, such vacancy shall be filled as provided in the certificate of incorporation, and the director so chosen to fill such vacancy shall hold office until the next annual election of directors of the class to which he was chosen and until his successor shall be duly elected and qualified, unless sooner removed.

     SECTION 3.3.  Removal.  Any Class A director may only be removed without
                   -------
cause by the affirmative vote of the holders of a majority of the Class A Common Stock.

     Any Class B director may only be removed without cause by the affirmative vote of the holders of a majority of the Class BV Common Stock.

     Any Class I director may only be removed without cause by the affirmative vote of the holders of a majority of Class A Common Stock and Class BV Common Stock voting together as a single class.

     SECTION 3.4.  Management of Affairs of Corporation.  The property and
                   ------------------------------------
business of the corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by stockholders.

     SECTION 3.5.  Dividends and Reserves.  Except as otherwise provided in the
                   ----------------------
certificate of incorporation and to the extent permitted by law, dividends upon stock of the corporation (i) may be declared by the Board of Directors at any regular or special meeting, and (ii) may be paid in cash, in property, in shares of stock or otherwise.

     SECTION 3.6.  Regular Meetings.  An annual meeting of the Board of
                   ----------------
Directors shall be held, without other notice than these bylaws, immediately after, and at the same place as, the annual meeting of the stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of

Delaware, for the holding of additional regular meetings without other notice than such resolution.

     SECTION 3.7.  Special Meetings.  Special meetings of the Board of Directors
                   ----------------
may be called by the Chairman or the Chief Executive Officer, and shall be called by the Secretary at the request of any one director, to be held at such time and place, either within or without the State of Delaware, as shall be designated by the call and specified in the notice of such meeting; and notice thereof shall be given as provided in Section 3.8 of these bylaws.

     SECTION 3.8.  Notice of Special Meetings.  Except as otherwise prescribed
                   --------------------------
by statute, written notice of the time and place of each special meeting of the Board of Directors shall be given at least two (2) days prior to the time of holding the meeting. Any director may waive notice of any meeting. (See also Articles IV and IX.)

     SECTION 3.9.  Quorum.  The rules for quorum and acts of directors shall be
                   ------
as provided in the certificate of incorporation. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Unless otherwise restricted by the certificate of incorporation, any member of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such equipment shall constitute presence in person at such meeting.

     SECTION 3.10.  Presumption of Assent.  Unless otherwise provided by
                    ---------------------
statute, a director of the corporation who is present at a meeting of the Board of Directors at which action is taken on any corporate matter shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless, he shall file his written dissent to such action with the person acting as Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     SECTION 3.11.  Action Without Meeting.  Unless otherwise restricted by the
                    ----------------------
certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

     SECTION 3.12.  Committees.  The Board of Directors may, by resolution
                    ----------
passed by a majority of the number of directors fixed by these bylaws, designate such committees as it may from time to time determine. Each such committee shall consist of such number and class of directors as provided in the certificate of incorporation.

     SECTION 3.13.  Quorum and Manner of Acting - Committees.  The presence of a
                    ----------------------------------------
majority of members of any committee shall constitute a quorum for the transaction of business at any meeting of such committee, provided, however, that the approval of at least one member who is a Class A Director and at least one member who is a Class B Director shall be necessary for the taking of any action thereat.

     SECTION 3.14.  Committee Chairman-Books and Records.  The chairman of each
                    ------------------------------------
committee shall be selected from among the members of the committee by the Board of Directors.

     Each committee shall keep a record of its acts and proceedings, and all actions of each committee shall be reported to the Board of Directors at its next meeting.

     Each committee shall fix its own rules of procedure not inconsistent with these bylaws or the resolution of the Board of Directors designating such committee and shall meet at such times and places and upon such call or notice as shall be provided by such rules.

     SECTION 3.15.  Fees and Compensation of Directors.  Directors shall not
                    ----------------------------------
receive any stated salary for their services as such; but, by resolution of the Board of Directors, a fixed fee for Class I Directors, with or without expenses of attendance, may be allowed for attendance at each regular or special meeting of the Board of Directors. All members of the Board of Directors shall be allowed their reasonable traveling expenses when actually engaged in the business of the corporation. Members of any committee may be allowed like fees and expenses for attending committee meetings. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


                                  ARTICLE IV

                                    Notices
                                    -------

     SECTION 4.1.  Manner of Notice.  Whenever under the provisions of the
                   ----------------
statutes, the certificate of incorporation or these bylaws notice is required to be given to any stockholder, director or member of any committee designated by the Board of

Directors, it shall not be construed to require personal delivery and such notice may be given in writing by depositing it, in a sealed envelope, in the United States mail, air mail or first class, postage prepaid, addressed or by delivering it via facsimile transmission to such stockholder, director or member either at the address of such stockholder, director or member as it appears on the books of the corporation or, in the case of such a director or member, at his business address; and such notice shall be deemed to be given at the time when it is thus deposited in the United States mail or delivered by facsimile transmission.

     SECTION 4.2.  Waiver of Notice.  Whenever any notice is required to be
                   ----------------
given under the provisions of the statutes, the certificate of incorporation, or these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before, at or after the time stated therein, shall be deemed equivalently to such notice. Attendance by a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or committee of directors need be specified in any written waiver of notice unless so required by statute, the certificate of incorporation or these bylaws.


                                   ARTICLE V

                                    Officers
                                    --------

     SECTION 5.1.  Offices and Official Positions.  The officers of the
                   ------------------------------
corporation shall be a Chairman, a Chief Executive Officer, a Secretary and Treasurer. In addition, the Board of Directors may elect one or more divisional Presidents, Vice Presidents and such other officers as the Board of Directors deems necessary, and may prescribe their duties. None of the officers need be a director, a stockholder of the corporation or a resident of the State of Delaware.

     SECTION 5.2.  Election and Term of Office.  The officers of the corporation
                   ---------------------------
shall be elected annually by the Board of Directors at their first meeting held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting of the Board of Directors, such election shall be held at a regular or special meeting of the Board of Directors as soon thereafter as may be convenient. Each officer shall hold office until his successor is elected and qualified or until his death or resignation or until he shall have been removed in the manner hereinafter provided.

     SECTION 5.3.  Removal and Resignation.  Any officer may be removed, either
                   -----------------------
with or without cause, by a majority of the directors then in office at any regular or special meeting of the Board of Directors. Any officer may resign at any time by giving written notice to the Board of Directors, the Chairman, the Chief Executive Officer or the Secretary of the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 5.4.  Vacancies.  A vacancy in any office because of death,
                   ---------
resignation, removal, or any other cause may be filled for the unexpired portion of the term by the Board of Directors.

     SECTION 5.5.  Chairman.  The Chairman shall be responsible for the overall
                   --------
coordination of the Company's strategic direction and external relations between the corporation and its stockholders and lenders, subject to the policies and directions as may be provided by the Board of Directors. The Chairman shall preside at all meetings of the stockholders and Board of Directors at which he is present. The Chairman shall also have power to execute deeds, mortgages, bonds, contracts or other instruments of the corporation except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation. The Chairman in general shall perform all other duties which may be prescribed by the Board of Directors from time to time.

     SECTION 5.6.  Chief Executive Officer.  The Chief Executive Officer of the
                   -----------------------
corporation will be responsible for the corporation's operations and financial performance and, together with the Chairman, the coordination of the corporation's strategic direction, subject to the direction of the Board of Directors. The Chief Executive Officer shall have authority to designate the duties and powers of other officers and delegate special powers and duties to specified officers, so long as such designation shall not be inconsistent with the statutes, these bylaws or action of the Board of Directors. The Chief Executive Officer may execute, in the name and on behalf of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors or a committee thereof has authorized to be executed, except in cases where the execution shall have been expressly delegated by the Board of Directors or a committee thereof to some other officer or agent of the corporation. The Chief Executive Officer may sign with the Secretary or an Assistant Secretary certificates for shares of stock of the corporation, the issuance of which shall have been duly authorized by the Board of Directors, and shall vote, or give a proxy to any other person to vote, all shares of the stock of any corporation standing in the name of the corporation. The Chief Executive Officer in general shall have all other powers and shall perform all other duties which are incident to the chief executive office of a corporation or as may be prescribed by the Board of Directors from time to time or provided in these bylaws.

     SECTION 5.7.  Divisional Presidents.  The Divisional Presidents, if any are
                   ---------------------
elected, shall have such powers and duties as shall be prescribed by the Board of Directors, assigned by the Chief Executive Officer or provided in these bylaws.

     SECTION 5.8.  Senior Vice Presidents and Vice Presidents.  The Senior Vice
                   ------------------------------------------
Presidents and Vice Presidents, if any are elected, shall have such powers and duties as shall be prescribed by the Board of Directors, assigned by the Chief Executive Officer or provided in these bylaws.

     SECTION 5.9.  Secretary.  The Secretary shall have the duty to record the
                   ---------
proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose. The Secretary shall have the power to affix the seal of the corporation to all instruments requiring or calling for the corporate seal when such instruments have been signed on behalf of the corporation by a duly authorized officer. The Secretary shall have other powers and duties as may be assigned from time to time by the Chief Executive Officer or the Board of Directors, or provided in these Bylaws.

     SECTION 5.10.  Treasurer.  The Treasurer shall be responsible for the
                    ---------
receipt, custody and disbursement of all funds of the corporation, whether in the form of cash or securities. The Treasurer shall have the power to affix the seal of the corporation to all instruments requiring or calling for the corporate seal when such instruments have been signed on behalf of the corporation by a duly authorized officer. The Treasurer shall have such other powers and duties as may be assigned from time to time by the Chief Executive Officer or the Board of Directors, or provided in these By-Laws.

     SECTION 5.11.  Assistant Treasurers.  The Assistant Treasurers, if any are
                    --------------------
elected, shall in the absence of the Treasurer perform all functions and duties of the Treasurer and in addition shall perform such functions and duties as the Treasurer may delegate, but this shall in no way relieve the Treasurer of the responsibilities and liability of his office.

     SECTION 5.12.  Assistant Secretaries.  The Assistant Secretaries, if any
                    ---------------------
are elected, shall in the absence of the Secretary perform all functions and duties of the Secretary and in addition shall assume such functions and duties as the Secretary may delegate, but this shall in no way relieve the Secretary of the responsibilities and liability of his office.


                                   ARTICLE VI

                     Contracts, Loans, Checks and Deposits
                     -------------------------------------

     SECTION 6.1.  Contracts and Other Instruments.  The Board of Directors may
                   -------------------------------
authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, or of any division thereof, and such authority may be general or confined to specific instances.

     SECTION 6.2.  Loans.  No loans shall be contracted on behalf of the
                   -----
corporation, and no evidence of indebtedness shall be issued in the name of the corporation, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 6.3.  Checks, Drafts, etc.  All checks, demands, drafts or other
                   -------------------
orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, or any division thereof, shall be signed by such officer or officers, agent or agents of the corporation, and in such manner, as shall from time to time be authorized by the Board of Directors.

     SECTION 6.4.  Deposits.  All funds of the corporation not otherwise
                   --------
employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.


                                  ARTICLE VII

                    Certificates of Stock and Their Transfer
                    ----------------------------------------

     SECTION 7.1.  Certificates of Stock.  The certificates of stock of the
                   ---------------------
corporation shall be in such form as may be determined by the Board of Directors, shall be numbered and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder's name and number of shares and shall be signed by the Chairman or the Chief Executive Officer or by any Vice President and by the Secretary or an Assistant Secretary. If any stock certificate is signed (a) by a transfer agent or an assistant transfer agent or (b) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any officer of the corporation may be facsimile. In case any such officer whose facsimile signature has thus been used on any such certificate shall cease to be such officer, whether because of death, resignation or otherwise, before such certificate has been delivered by the corporation, such certificate may nevertheless be delivered by the corporation, as though the person whose facsimile signature has been used thereon had not ceased to be such officer. All certificates properly surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued to evidence transferred shares until the former certificate for at least a like number and class of shares shall have been surrendered and cancelled and the corporation reimbursed for any applicable taxes on the transfer, except that in the case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms, and with such indemnity (if any) to the corporation, as the Board of Directors may prescribe specifically or in general terms or by delegation to a transfer agent for the corporation. (See Section 7.2).

     SECTION 7.2.  Lost, Stolen or Destroyed Certificates.  The Board of
                   --------------------------------------
Directors in individual cases, or by general resolution of by delegation to the transfer agent, may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     SECTION 7.3.  Transfers of Stock.  Upon surrender to the corporation or the
                   ------------------
transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and upon payment of applicable taxes with respect to such transfer, and in compliance with any restrictions on transfer applicable to the certificate or shares represented thereby contained in the certificate of incorporation or of which the corporation shall have notice and subject to such rules and regulations as the Board of Directors may from time to time deem advisable concerning the transfer and registration of certificates for shares of capital stock of the corporation, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof or by his attorney or successor duly authorized as evidenced by documents filed with the Secretary or transfer agent of the corporation.

     SECTION 7.4.  No Fractional Share Certificates.  Certificates shall not be
                   --------------------------------
issued representing fractional shares of stock.

     SECTION 7.5.  Fixing Record Date.  The Board of Directors may fix in
                   ------------------
advance a date, not exceeding sixty (60) days, nor less than ten (10) days, preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting, or adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

     SECTION 7.6.  Stockholders of Record.  The corporation shall be entitled to
                   ----------------------
treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.


                                  ARTICLE VIII

                               General Provisions
                               ------------------

     SECTION 8.1.  Fiscal year.  The fiscal year of the corporation shall be
                   -----------
determined by resolution of the Board of Directors.

     SECTION 8.2.  Seal.  The corporate seal shall have inscribed thereon the
                   ----
name of the corporation, and the words "CORPORATE SEAL" and "DELAWARE;" and it shall otherwise be in the form approved by the Board of Directors. Such seal may be used by causing it, or a facsimile thereof, to be impressed or affixed or otherwise reproduced.


                                   ARTICLE IX

                                   Amendments
                                   ----------

     SECTION 9.1.  In General.  Any provision of these bylaws may be altered,
                   ----------
amended or repealed from time to time by the requisite vote the stockholders of the corporation as provided in the certificate of incorporation, present in person or by proxy at any annual meeting of stockholders at which a quorum is present, or at any special meeting of stockholders at which a quorum is present, if notice of the proposed alteration, amendment or repeal be contained in the notice of such special meeting, or, subject to the certificate of incorporation, by the directors then qualified and acting at any regular or special meeting of the Board of Directors; provided, however, that the stockholders may provide specifically for limitations on the power of directors to amend particular bylaws and, in such event, the directors' power of amendment shall be so limited.

                                      -13-